Sixth Amendment

To Automatic YRT Reinsurance Agreement

("Sixth Amendment")

Between RiverSource Life Insurance Co. of New York

(Hereinafter the "Ceding Company")

And

[*]

(Hereinafter the "Reinsurer")

Treaty ID: [*]

Reference is made to the Automatic YRT Reinsurance Agreement, dated effective [*], and identified as Treaty Number [*] (herein the "Agreement"), by and between RiverSource Life Insurance Co. of New York ("Ceding Company") and [*] ("Reinsurer"), as amended by First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the General Amendment effective [*] to the Agreement ("Prior Amendments"). The undersigned parties hereby agree that the Agreement, as amended by the Prior Amendments, shall be and is hereby amended as follows:

1.[*] Reinsurance premiums for policies on these plans issued on or after [*] will be based on the new table shown as Schedule D-2. For the avoidance of doubt, the parties agree and acknowledge that: (i) There are no changes to Schedule D-1, therefore it is not attached to this Sixth Amendment; (ii) Coverage for all other previously reinsured plans under the Agreement for existing and new business remains in force in accordance with the terms of the Agreement; and

(iii) Reinsurance premiums, reinsurance allowances and Reinsurer's Percentage Share shall likewise remain unchanged for all previously reinsured plans.

2.[*]

3.[*]

4.[*]

Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement as amended by the Prior Amendments. Except as expressly amended above, all other terms of the Agreement, as amended by the Prior Amendments, together with all exhibits and attachments thereto, remain in full force and effect. This Sixth Amendment is effective [*] upon execution by both of the undersigned parties. This Sixth Amendment is made in duplicate and executed below by authorized officers of both parties.

RiverSource Life Insurance Co. of New York	[*]

[*]

[*]

Exhibit A (Revised [*])

RETENTION LIMITS OF THE CEDING COMPANY

[*]

Exhibit B (Revised [*])

PLANS COVERED AND BINDING LIMITS

[*]

B-1

Exhibit D (Revised [*])

REINSURANCE PREMIUMS

[*]

D-1

Schedule D-2

[*]

D2-1